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                                                                       EXHIBIT 5

                         SQUIRE, SANDERS & DEMPSEY L.L.P
                                 4900 KEY TOWER
                                127 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-1304

                               December 10, 2004

The Greenbrier Companies, Inc.
One Centerpointe Drive, Suite 200
Lake Oswego, Oregon 97035

Ladies and Gentlemen:

         We have acted as counsel for The Greenbrier Companies, Inc. (the "Company") in connection with the Registration Statement of Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 6,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") of the Company.

         We have reviewed the Registration Statement and have examined such other documents, and considered such matters of law, as we have deemed necessary or appropriate for purposes of this opinion. We have assumed the genuineness of all signatures on all documents reviewed by us, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies. We also have assumed there will be a sufficient number of authorized shares of Common Stock available at the time of issuance of the Common Stock as contemplated by the Registration Statement.

         Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that, when authorized but unissued shares of Common Stock are issued by the Company and paid for in the manner contemplated by the prospectus contained in the Registration Statement and by the applicable prospectus supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

         This opinion is based solely upon the General Corporation Law of the State of Delaware.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations under such Act.

                                           Respectfully submitted,


                                           /s/  Squire, Sanders & Dempsey L.L.P.